UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PC	New York Stock Exchange
8.50% Senior Note Due 2028	PMTU	New York Stock Exchange
9.00% Senior Note Due 2030	PMTV	New York Stock Exchange
9.00% Senior Note Due 2030	PMTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 29, 2026, PennyMac Mortgage Investment Trust (the “Company”) issued a press release and a slide presentation announcing its financial results for the fiscal quarter ended September 30, 2026. Copies of the press release and the slide presentation used in connection with the Company’s presentation of financial results were made available on October 29, 2026, and are furnished as Exhibit 99.1 and Exhibit 99.2, respectively. In addition, the Company has made other supplemental financial information for the fiscal quarter ended September 30, 2026 available on its website at pmt.pennymac.com.

The information in Item 2.02 of this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such document.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Changes – Daniel S. Perotti and Kevin Ryan

On October 29, 2026, the Company issued a press release furnished as Exhibit 99.1, announcing changes in the roles of certain officers in conjunction with its financial results for the fiscal quarter ended September 30, 2026.

Daniel S. Perotti, the Company’s Senior Managing Director and Chief Financial Officer, will resign from that role as of December 31, 2026, and will continue with the Company in an advisory role.

Kevin Ryan, age 55, the Company’s Executive Managing Director and Chief Strategy Officer, will be appointed the Company’s Chief Financial Officer on January 1, 2027. Prior to joining the Company in October 2025, Mr. Ryan served as President and Chief Financial Officer at Better Home & Finance Holding Company from October 2020 to October 2025, where he managed all of the finance, accounting, markets and risk functions. Previously, Mr. Ryan worked in several executive positions during his more than two decades at Morgan Stanley, most recently as a Managing Director in the Investment Banking division where he served as the Co-Head of Banks and Diversified Finance, covering financial technology companies, banks, consumer finance companies and mortgage companies. Mr. Ryan earned a B.A. from Rutgers University and a J.D. from the University of Virginia. Mr. Ryan earned a B.A. from Rutgers University and a J.D. from the University of Virginia. There are no arrangements or understandings between Mr. Ryan and any other persons pursuant to which he was appointed as an executive officer. There are no family relationships between Mr. Ryan and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Ryan and the Company.

Item 8.01	Other Events.

On October 26, 2026, the Company’s Board of Trustees approved an increase to the Company’s authorization to repurchase its common shares of beneficial interest from $500 million to $630 million. The share repurchase authorization does not require the Company to purchase a specific number of common shares, and the timing and amount of any common shares repurchased are based on market conditions and other factors, including price, regulatory requirements and capital availability. Common share repurchases may be effected through privately negotiated transactions or open market purchases in accordance with applicable rules and regulations. The common share repurchase authorization does not have an expiration date but may be suspended, modified or discontinued at any time without prior notice.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 29, 2026, issued by PennyMac Mortgage Investment Trust pertaining to its financial results for the fiscal quarter ended September 30, 2026.

99.2	Slide Presentation for use beginning on October 29, 2026 in connection with a presentation of financial results for the fiscal quarter ended September 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: October 29, 2026	/s/ Daniel S. Perotti
Daniel S. Perotti Senior Managing Director and Chief Financial Officer